QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

COVANCE INC.
SUBSIDIARY LIST

CJB Inc. Delaware
Covance (Argentina) SA Argentina
Covance (Asia) Pte. Ltd. Singapore
Covance (Canada) Inc. Canada
Covance AG Switzerland
Covance Antibody Services Inc. California
Covance Asia-Pacific Inc. Delaware
Covance Bioanalytical Services LLC Delaware
Covance Central Laboratory Services Limited Partnership Indiana
Covance Central Laboratory Services SA Switzerland
Covance Central Laboratory Services Inc. Delaware
Covance Clinical and Periapproval Services AG Switzerland
Covance Clinical and Periapproval Services GmbH Germany
Covance Clinical and Periapproval Services Limited Sweden
Covance Clinical and Periapproval Services Limited United Kingdom
Covance Clinical and Periapproval Services LLC Ukraine
Covance Clinical and Periapproval Services SA Belgium
Covance Clinical and Periapproval Services SARL France
Covance Clinical Research Unit AG Switzerland
Covance Clinical Research Unit Inc. Florida
Covance Clinical Research Unit Ltd. United Kingdom
Covance Clinical Research, L.P. Texas
Covance CRU Inc. Delaware
Covance Development Services (Pty) Ltd. So. Africa
Covance Genomics Laboratory LLC Delaware
Covance Hong Kong Holdings Limited Hong Kong
Covance Hungary Consultancy Limited Liability Company Hungary
Covance International Holdings B.V. The Netherlands
Covance Japan Co. Ltd. Japan
Covance Laboratories GmbH Germany
Covance Laboratories Limited United Kingdom
Covance Laboratories Inc. Delaware
Covance Laboratory France
Covance Latin America Inc. Delaware
Covance Limited United Kingdom
Covance Market Access Services Inc. Delaware
Covance Periapproval Services Inc. Delaware
Covance Pharmaceutical Research and Development (Beijing) Co. Ltd. Beijing
Covance Pharmaceutical Research and Development (Shanghai) Co. Ltd. Shanghai
Covance (Polska) Sp.Zo. Poland
Covance Preclinical Corporation Washington
Covance Pty. Ltd. Australia
Covance Research Holdings, LLC Nevada
Covance Research Products Inc. Pennsylvania
Covance Specialty Pharmacy LLC Delaware
Covance Virtual Central Laboratory B.V. The Netherlands
Texas Covance GP, Inc. Nevada

QuickLinks

COVANCE INC. SUBSIDIARY LIST